                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              CTB INTERNATIONAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              CTB INTERNATIONAL
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

March 31, 1998

To the Stockholders of CTB International Corp.:

     You are cordially invited to attend the Annual Meeting of Stockholders of CTB International Corp (the "Company") to be held on Tuesday, May 5, 1998, at 11:00 a.m. E.S.T., at the CTB Conference Center, State Road 15 North, Milford, Indiana.

     At the meeting, Stockholders will vote on the election of seven persons to the Board of Directors and the ratification of the selection of Deloitte & Touche LLP as independent accountants for the coming year. Details can be found in the accompanying Notice and Proxy Statement.

     We hope you are planning to attend the Annual Meeting personally and we look forward to meeting with you. Please check the appropriate "attendance" box on your proxy card. However, because the vote of each Stockholder is of utmost importance, we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company, by filing a properly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     On behalf of the Board of Directors and management of CTB International Corp. I would like to extend our appreciation for your continued support and confidence.

                                          Truly yours,

                                          CTB INTERNATIONAL CORP.

                                          J. Christopher Chocola
                                          President and
                                          Chief Executive Officer

                            CTB INTERNATIONAL CORP.
                              STATE ROAD 15 NORTH
                             MILFORD, IN 46542-2000
                                  219-658-4191

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CTB INTERNATIONAL CORP:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CTB International Corp. (the "Company"), will be held at the CTB Conference Center, State Road 15 North, Milford, Indiana, on Tuesday, May 5, 1998, at 11:00 a.m. E.S.T. for the following purposes:

     1. To elect directors for a term of one (1) year;

     2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1998.

     3. To transact any other business that may properly be brought before the meeting or any adjournment thereof.

     The Stockholders of record, as of the close of business on March 25, 1998, of the Company's common stock, are entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

                                          By Order of the Board of Directors,

                                          Michael J. Kissane
                                          Secretary

March 31, 1998
Milford, Indiana

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                            CTB INTERNATIONAL CORP.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998

     The enclosed proxy accompanying this Proxy Statement is solicited by and on behalf of the Board of Directors of CTB International Corp. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on May 5, 1998 at 11:00 a.m. at the Company's Conference Center in Milford, Indiana, or any adjournment thereof. This Proxy Statement and accompanying form of proxy were first mailed on or about April 3, 1998 to stockholders of record (the "Stockholders" or, individually, "Stockholder") as of March 25, 1998 (the "Record Date").

     The only outstanding class of voting securities of the Company is its common stock, par value $0.01 per share (the "Common Stock"). There were 12,782,490 shares of the Company's Common Stock outstanding as of the close of business on the Record Date. Stockholders shall be entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

     A Stockholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked if the Stockholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors. A majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 25, 1998, for (i) each person known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer, (iv) each of the Company's four other most highly compensated executive officers for 1997, and (v) all current directors and executive officers as a group. Unless otherwise noted, the address of each of the Stockholders named below is the Company's principal executive office.

                                                           NUMBER           PERCENT
                                                             OF               OF
                NAME OF BENEFICIAL OWNER                   SHARES           SHARES
                ------------------------                   ------           -------
American Securities Partners G.P. (Management)
  Corp.(1)..............................................  4,127,189          31.9%
ASP/CTB G.P. Corp.(2)...................................    454,706           3.5%
Michael G. Fisch(1)(2)..................................  4,581,895          35.4%
Charles D. Klein(1)(2)..................................  4,581,895          35.4%
Caryl M. Chocola(3).....................................  1,541,301          11.9%
J. Christopher Chocola..................................    706,987           5.5%
Don J. Steinhilber......................................     45,659           0.4%
Roger W. Townsend.......................................     31,901           0.2%
Frank S. Hermance.......................................      1,000            --
Robert W. Martin........................................        500            --
Larry D. Greene.........................................        300            --
David L. Horing.........................................         --            --
Bruce H. Marshall.......................................         --            --
All directors and executive officers as a group.........  6,998,278          54.1%

-------------------------
(1) Shares of Common Stock shown as beneficially owned by American Securities Partners G.P. (Management) Corp. are owned of record by American Securities Partners, L.P., of which American Securities Associates, L.P., ("ASALP") is the sole general partner and possesses sole voting and investment power.

    American Securities Partners G.P. (Management) Corp. is the sole general partner of ASALP and possesses sole voting and investment power. Messrs. Klein and Fisch as stockholders of American Securities Partners G.P. (Management) Corp., may be deemed to have beneficial ownership of the shares shown as beneficially owned by American Securities Partners G.P. (Management) Corp. Such persons disclaim beneficial ownership of such shares.

(2) Shares of Common Stock shown as beneficially owned by ASP/CTB G.P. Corp. are owned of record by ASP/CTB L.P. of which ASP/CTB G.P. Corp. is the sole general partner and as to which it possesses sole voting and investment power. Messrs. Klein and Fisch, as stockholders of ASP/CTB G.P. Corp., may be deemed to have beneficial ownership of the shares shown as beneficially owned by ASP/CTB G.P. Corp. Such persons disclaim beneficial ownership of such shares.

(3) Shares of Common Stock shown as beneficially owned by Caryl M. Chocola are owned of record by the "Caryl M. Chocola Michigan Trust", of which Caryl M. Chocola is the sole beneficiary.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company's Bylaws provide for a Board of seven (7) members. There are currently seven members of the Board of Directors. Directors are elected annually by a plurality of votes by the Stockholders present or represented at the annual meeting and entitled to vote. Each director holds office for a term of one year or until his/her successor is elected or qualified. The Board of Directors has nominated and recommends the election of the seven nominees listed below. All current directors are being renominated for election to another term as a director. The name, age, business background and tenure as a director of the Company of each nominee are set forth below. If, at the time of the meeting, any of such nominees should be unable to or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes chosen by the Board. The nominees for director have consented to serve, if elected, and the Company has no reason to believe that any substitute nominee or nominees will be required. Unless authority to vote for a nominee is expressly withheld, the accompanying Proxy will be voted FOR the nominees named below.

                                     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            DIRECTOR
           NOMINEES                           DURING THE PAST FIVE YEARS               AGE    SINCE
           --------                  --------------------------------------------      ---   --------
Caryl M. Chocola...............  President of K.C. Equine Systems Inc., a provider of  59      1976
                                 fencing and horse feeder equipment since 1993.
                                 Director of the Company and the Predecessor Company
                                 since 1976.
J. Christopher Chocola.........  President of the Company since 1996 and CEO of the    36      1991(1)
                                 Company or its predecessor since March 1994.
                                 Executive Vice President of the Company from
                                 November 1993 to July 1996. General Manager of the
                                 Chore-Time division from October 1991 to November
                                 1993.
Michael G. Fisch...............  Chairman of the Board of the Company since 1995.      35      1995(1)(3)
                                 President of American Securities Capital Partners,
                                 L.P., ("ASCP") since 1994 and a Managing Director of
                                 American Securities, L.P., since 1993. Chairman of
                                 the Board of Caribbean Restaurants Holdings, Inc., a
                                 Burger King franchisee, and is a director of
                                 Culligan Water Technologies, Inc. (NYSE), a water
                                 filtration equipment manufacturer, MVE Holdings,
                                 Inc., a manufacturer of cryogenic storage vessels,
                                 Caire, Inc., a medical supply company, and Ketema,
                                 Inc., a diversified industrial company.
Larry D. Greene................  Senior Vice President of Tauber Enterprises, a        41      1997(2)(3)
                                 private investment company, since 1992. Executive
                                 Vice President and Chief Operating Officer of Sinai
                                 Health System, a health care company, from 1988
                                 until 1992. Director of Complex Tooling & Moulding,
                                 Inc., an injection molder of plastic components.
Frank S. Hermance..............  President and Chief Operating Officer of AMETEK,      49      1997(2)(3)
                                 Inc. (NYSE), a diversified industrial company, since
                                 November 1996, Executive Vice President and Chief
                                 Operating Officer from January 1996 until November
                                 1996. President of Precision Instruments Group from
                                 1994 until 1996, and Group Vice President from 1990
                                 until 1994 of AMETEK, Inc.
David L. Horing................  A Managing Director of ASCP since 1997 and a          35      1995(1)(2)
                                 Principal of ASCP from 1995 to 1997. Manager of The
                                 Dyson-Kissner-Moran Corporation, a private
                                 investment firm, from 1988 until 1995. Director of
                                 the general partner of Community Pacific
                                 Broadcasting Company, L.P., a radio broadcaster, and
                                 of Caribbean Restaurants Holdings, Inc.
Charles D. Klein...............  A financial advisor to the William Rosenwald family   59      1995
                                 and a Managing Director of American Securities, L.P.
                                 and its affiliates since 1978. Director of AMETEK,
                                 Inc., Ketema, Inc., the general partner of Community
                                 Pacific Broadcasting Company, L.P., and Caribbean
                                 Restaurants Holdings, Inc.

-------------------------
NOTES

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Board of Directors: The Board of Directors held five regular meetings during the last year. The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. Each Director has attended at least 75% of all committee and Board meetings.

     (1) Executive Committee: The Executive Committee is responsible for meeting, when required, on short notice during intervals between meetings of the Board of Directors and has authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Company subject to specific directions of the Board of Directors and to the limitations of the Delaware General Corporation Law. The Executive Committee met one time during the last year.

     (2) Audit Committee: The Audit Committee is responsible for making recommendations to the Board of Directors regarding the selection of independent auditors to audit the Company's annual financial statements, conferring with the independent auditors and reviewing the scope and the fees of the annual audit, reviewing the Company's audited financial statements, accounting and financial procedures, monitoring the Company's internal controls procedures and approving the nature and scope of nonaudit services performed by the independent auditors. The Audit Committee met two times during the past year.

     (3) Compensation Committee: The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors on matters concerning compensation of management, executive officers and employees. The Compensation Committee met one time during the past year.

     Each director of the Company who is not an employee of the Company or an employee of American Securities, L.P. or its affiliates (hereafter collectively "American Securities") receives an annual fee of $10,000 plus a fee of $2,500 for each Board of Directors meeting attended and $2,500 for each committee meeting attended if not held concurrently with a meeting of the Board of Directors. Directors who are also employees of the Company or who are officers or employees of American Securities receive no remuneration for serving as directors. Messrs. Greene and Hermance, the only directors who were entitled to compensation in 1997, also were each granted an option to purchase 18,140 shares of the Company's Common Stock at a price equal to the fair market value of the shares at the time of the grant, and subject to vesting in seven (7) years with a five (5) year accelerated vesting schedule based on the Company achieving certain financial targets.

     J. Christopher Chocola is the son of Caryl M. Chocola.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth, for 1996 and 1997, certain information with respect to the compensation of the Company's President and Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities for 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                             ANNUAL COMPENSATION             AWARDS
                                      ---------------------------------   ------------
                                                              OTHER        SECURITIES          ALL
          NAME AND                                            ANNUAL       UNDERLYING         OTHER
     PRINCIPAL POSITION        YEAR   SALARY    BONUS(1)   COMPENSATION     OPTIONS      COMPENSATION(2)
     ------------------        ----   ------    --------   ------------    ----------    ---------------
                                        ($)       ($)          ($)            (#)              ($)
J. Christopher Chocola.......  1997   148,500   101,155           --             --          10,795
  President, Chief Executive   1996   144,200   123,170           --         72,560          11,091
  Officer and Director
Bruce W. Marshall............  1997   125,000    65,413       16,264(3)          --           9,368
  President of CTB             1996    20,000        --           --         72,560              --
  International
Roger W. Townsend............  1997   116,700    79,894           --             --           8,573
  Executive Vice President     1996   113,300    96,766           --        108,840           8,764
  and General Manager --
  Grain Systems of CTB, Inc.
Don J. Steinhilber...........  1997   106,500    54,051           --             --           7,733
  Vice President,              1996    90,492    64,762           --         72,560           6,940
  Chief Financial Officer
Robert W. Martin.............  1997   103,000    53,906       23,245(3)          --           8,198
  Executive Vice President     1996    82,244    64,017       19,557(3)          --           6,267
  of CTB, Inc.

-------------------------
(1) Includes amounts paid pursuant to the Management Incentive Compensation Plan and includes a holiday bonus of 5% of base salary payable to all employees in December with 1,000 hours of service for the twelve months ended November 30.

(2) Includes amounts (i) contributed under the Profit Sharing Plan that are determined based on the Company's results of operations, (ii) contributed as matching contributions under the 401(k) Plan and (iii) determined to be imputed income on group-term life insurance policies. At the beginning of each year, the Board of Directors determines the rate, if any, that the Company will contribute to the Profit Sharing Plan for that year based on the achievement of certain financial targets for that year. The Company is not required to make any contribution to the Profit Sharing Plan if minimum levels of financial performance are not met. The contributions are allocated among eligible employees in proportion to their total qualified compensation. The Profit Sharing Plan also provides for the making of cash-or-deferred contributions pursuant to Section 401(k) of the Internal Revenue Code. Each year, the Company has the discretion to elect to make a matching contribution with respect to each employee. In recent years, the Company has made contributions equal to 50% of the amount contributed by such employee up to a total matching contribution of 2% of base compensation. The Company maintains a group-term life insurance plan for substantially all salaried employees. The Company makes the premium payments on the group-term life insurance policies which vary according to age and insurance coverage. The amount included as compensation for each named executive officer represents the value of coverage in excess of $50,000.00, in accordance with Internal Revenue Code Section 79, during the covered year. The 1997 amounts of other annual compensation follow:

                                                          CONTRIBUTIONS      CONTRIBUTIONS
                                                             TO THE             TO THE         GROUP-TERM
                           NAME                        PROFIT SHARING PLAN    401(K) PLAN    LIFE INSURANCE
                           ----                        -------------------   -------------   --------------
                                                               ($)                ($)             ($)
      J. Christopher Chocola.........................         7,507              2,970            318
      Bruce H. Marshall..............................         6,319              2,500            549
      Roger W. Townsend..............................         5,899              2,334            340
      Don J. Steinhilber.............................         5,384              2,130            219
      Robert W. Martin...............................         5,207              2,060            931

(3) For temporary commuting and living expenses.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND YEAR-END SAR VALUES

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  SHARES                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                ACQUIRED ON     VALUE            OPTIONS/SARS AT                 OPTIONS/SARS AT
            NAME                 EXERCISE      REALIZED          FISCAL YEAR-END                 FISCAL YEAR-END
            ----                -----------    --------    ----------------------------    ----------------------------
                                                                #               #               $               $
                                     #            $        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
J. Christopher Chocola......        --            --         29,024          43,536          389,592         584,388
Bruce H. Marshall...........        --            --         14,512          58,048          134,796         539,185
Roger W. Townsend...........        --            --         43,536          65,304          584,388         876,582
Don J. Steinhilber..........        --            --         29,024          43,536          389,592         584,388
Robert W. Martin............        --            --             --              --               --              --

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

POLICIES AND OBJECTIVES

     The Compensation Committee of the Board of Directors (referred to herein as the "Committee") is responsible for administering the compensation and benefit programs for the Company's employees, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the President and Chief Executive Officer for the executive officers (other than for himself) along with the rationale for such recommendations. The Committee examines these recommendations in relation to the Company's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the Committee's decisions as to his compensation package.

GENERAL

     The Company has developed and implemented compensation policies, plans and practices that seek to attract and retain qualified and talented employees and enhance the profitability of the Company. The Company is committed to maximizing stockholder value through performance and the Committee believes that superior performance by the Company's executive and management team is an essential element to reaching that goal. The policies, plans and practices are designed to help achieve this objective by relating compensation to both Company and individual performance.

     Based on these objectives, the compensation package of the executive officers consists of four primary elements: (1) base salary; (2) incentive bonuses; (3) stock options; and (4) participation in employee benefit plans.

BASE SALARY

     A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on the Company's performance, the executive officer's performance, the Company's future objectives and challenges and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive.

INCENTIVE BONUSES

     The Company's policy is to base a significant portion of each executive officer's annual compensation on the financial performance of the Company. A significant portion of each executive officer's potential annual cash compensation, ranging from approximately 25% to 60%, is based upon the incentive bonus which is accrued during the year and paid following the conclusion of each year. The bonus is determined on the basis of a formula which compares actual performance against Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") targets which are established by the Board of Directors at the beginning of each year. The target bonus for each executive officer is determined by the Committee based upon the goals, objectives and responsibilities of each officer. The Committee may exercise some discretion in making bonus awards.

STOCK OPTIONS

     Stock options are a key element in the Company's long-term compensation program. The primary purpose of stock options is to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the interests of such persons with those of the Company's Stockholders. The executive officers were previously granted stock options which have a seven year vesting period, but which also have accelerated vesting in increments over 5 years or 6 years if the Company achieves certain financial targets. There were no stock option grants to any named executive officers in 1997.

BENEFIT PLANS

     The executive officers also participate in the Company's Profit Sharing Plan and 401(k) Plan described in Note 2 under the Summary Compensation Table. All executive officers and employees who are at least 18 years of age and have at least 1,000 hours of service are eligible to participate in the Profit Sharing Plan. Participation in the 401(k) Plan is immediately available to all employees (other than temporary employees) 18 years of age. All contributions to the Profit Sharing and 401(k) Plans are allocated to various investment alternatives, at the employee's discretion, within an account maintained on behalf of each participating employee and, to the extent vested, are distributed to the employee upon retirement, death, disability or termination of service.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The compensation for the Company's President and Chief Executive Officer,
J. Christopher Chocola, is established by the Committee and approved by the Board of Directors. The Committee considers the Company's success in achieving its performance goals as well as the Committee's and Board's assessments of Mr. Chocola's individual performance. Over the years, Mr. Chocola has received modest increases in his cash compensation, notwithstanding the strong financial results of the Company. Mr. Chocola has been granted stock options which are tied to Company financial performance targets for accelerated vesting purposes, the same as those for certain other executive officers and other employees. Mr. Chocola's incentive bonus is also tied to the same financial goals for the Company as applied to the other executive officers and other employees eligible for such bonuses. Notwithstanding an increase in the Company's sales and net income of approximately 36% and 63%, respectively, for 1997, the salary paid to Mr. Chocola increased less than 3% while his potential bonus level, as a percentage of base salary, remained the same.

     The Committee believes that the executive compensation programs and practices described above are conservative and fair to the Company's Stockholders. The Committee further believes that these programs and practices serve the best interests of the Company and its Stockholders.

                                          Respectfully submitted,

                                          Michael G. Fisch
                                          Larry D. Greene
                                          Frank S. Hermance

PERFORMANCE GRAPH

     The following graph compares the cumulative total return of CTB International Corp., the S&P Small Cap 600 Index, and a composite Peer Group Index constructed by the Company and weighted by market capitalization, which includes the following companies, but from which the Company has been excluded:
Cal-Maine Foods, Inc.; Gehl Company; Lindsay Manufacturing Co.; Pilgrim's Pride Corp.; RDO Equipment Co.; Sanderson Farms, Inc.; Thorn Apple Valley, Inc.; Valmont Industries, Inc.; and WLR Foods, Inc.

     The total return assumes $100 invested in the Company's common stock, the S&P Small Cap Index and Peer Group Index on August 21, 1997. It includes reinvestment of dividends and is based on the closing stock price on the last trading day of December for the Company, the S&P Small Cap Index and the Peer Group Index.

     The comparative performance of the Company's common stock against the indices as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's common stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of Company performance.

                              CERTAIN TRANSACTIONS

     Under the terms of an agreement with ASCP, the Company pays annual management fees of $300,000 plus expenses to ASCP. Additionally, other fees paid by the Company to ASCP during 1997 pursuant to separate agreements consist of $503,000 in connection with the acquisitions of Fancom Holding B.V. and the Grain Systems Division of Butler Manufacturing Company; and $350,000 in connection with the Company's initial public offering of its common stock (the "Offering").

     In conjunction with the Offering, certain Stockholders (including American Securities Partners, L.P., ASP/CTB, LP, J. Christopher Chocola and Caryl Chocola) redeemed 15,000 shares of preferred stock and exchanged 9,069 shares of preferred stock for 647,786 shares of common stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, Directors, and greater than 10 percent beneficial owners were complied with.

PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Subject to ratifications by the Stockholders, the Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31,1998. The Company has been advised by such firm that neither it nor any of its associates has any material direct or indirect financial interest in the Company. Deloitte & Touche LLP were the independent auditors for the Company for the years ended December 31, 1997 and 1996.

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     Representatives of Deloitte & Touche LLP, are expected to be present at the
Annual Meeting and to be available to respond to appropriate questions concerning the audit for the year ended December 31, 1997.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by Stockholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     Any Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices no later than November 15, 1998 in order to be considered for inclusion in the proxy materials.

                                  10-K REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO DON J. STEINHILBER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CTB INTERNATIONAL CORP., P.O. BOX 2000, MILFORD, INDIANA 46542-2000, U.S.A.

MARCH 31, 1998

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to come